Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 15, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C.	Foreign Subcustodians:
Country	Foreign Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores, S.A.;
	BankBoston, N.A., Buenos Aires	Central de Registracion y
Liquidacion de Instrumentos
de Endeudamiento Publico (CRYL)

Australia	National Australia Bank Ltd., Melbourne	Austraclear
ASX Settlement and Transfer Corporation Pty Ltd. (ASTC)

Austria	Bank Austria AG	Oesterreichische Kontrollbank
Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank Middle East, Bahrain

Bangladesh	Standard Chartered Bank, Dhaka

Belgium	ING Bank Belgium, S.A.	Caisse Interprofessionnelle de Depot et Virements de Titres (CIK)

National Bank of Belgium

Bermuda	HSBC	Bermuda Securities Depository (BSD)

Botswana	Stanbic Bank Botswana Ltd.

Brazil	BankBoston, N.A., Sao Paulo	Central de Custodia e Liquidacao Financeira de Titulos (CETIP)
	Citibank, N.A., Sao Paulo	Sistema Especial de Liquidacao e Custodian (SELIC)
Companhia Brasleira de Liquidacao e Custodia (CBLC)

Bulgaria	ING Bank N.V. , SOFIA (ING)	Bulgarian National Bank
Central Security Depository AD

Canada	RBC Dexia Investor Services Trust	Canadian Depository for Securities,
Ltd., (CDS)

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.
(DCV)

China-Shanghai	Standard Chartered Bank, Shanghai	China Securities Depository and Clearning Company Limited (CSDCC) - Shanghai Branch
HSBC, Shanghai

China- Shenzhen	Standard Chartered Bank, Shenzhen	China Securities Depository and Clearning Company Limited (CSDCC) - Shenzhen Branch

Colombia	Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV)
Deposito Centralizado de Valores
(DECEVAL)

Costa Rica	Banco BCT SA	Central de Valores de la Bolsa Nacional de Valores (CEVAL)

Croatia	Bank Austria Creditanstalt	Central Depository Agency Inc. (Sredisnja Depozitama Agencija)

Cyprus	The Cyprus Popular Bank Ltd.	Cyprus Stock Exchange

Czech Republic	Citibank, A.S.	Stredisko Cennych Papiru (SCP)
Czech National Bank

Denmark	Den Danske Bank, Copenhagen	Danish Securities Centre-Valerdipapircentralen (VP)
Nordea Bank Danmark A/S

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement
and Depository
Bank of Egypt

Estonia	Nordea Bank Finland PLC	Estonian Central Depository for Securities Ltd. (Eesti Vaartpaberite Keskdepositoorium)

Finland	Nordea Bank Finland PLC	Suomen Arvopaperikeskus Oy (APK)
Svenska Handelsbanken

France	BNP Paribas Securities Services S.A.	EUROCLEAR France
CACEIS Bank

Germany	BNP Paribas, Frankfurt	Clearstream Banking Frankfurt (CBF)
Deutsche Bank AG

Ghana	Barclays Bank of Ghana Ltd

Greece	HSBC Bank Plc, Athens Branch	Apotherion Titlon A.E.

The Bank of Greece

Hong Kong	The Hongkong & Shanghai Banking	Hong Kong Securities Clearing Company Limited
	Standard Chartered Bank (SCB), Hong Kong	The Central Money Market Unit

Hungary	Citibank Budapest, Rt.	Keler

Iceland	Landsbanki Island HF	Icelandic Securities Depository Limited

India	Citibank, N.A., Mumbai	National Securities Depository
	Deutsche Bank	Limited
	HongKong and Shanghai Banking Corp. Ltd (HSBC)	Central Depository Services (India) Limited (CDSL)
Reserve Bank of India

Indonesia	Citibank, N.A., Jakarta	PT Kustodian Sentral Efek Indonesia
Bank Indonesia

Ireland	Bank of Ireland Securities Services (BOISS)	CREST

Israel	Bank Hapoalim, B.M.	Tel-Aviv Stock Exchange
	Mizrahi Tefahot Bank Ltd.	(TASE) Clearinghouse Ltd.

Italy	BNP Paribas, Milan	Monte Titoli S.P.A.
Citibank, N.A., Milan
2S Banca SpA

Jamaica	CIBC Trust and Merchant Bank Jamaica	Jamaica Central Securities Depository

Japan	The Bank of Tokyo-Mitsubishi, Ltd.,	Japan Securities Depository Center, Inc., (JASDEC, Inc.)
	Sumitomo Mitsui Banking Corporation	Bank of Japan
HongKong & Shanghai Banking Corp., Ltd. (HSBC)

Jordan	HSBC Bank Middle East	Jordan Securities Depository Center

Kazakhstan	SB HSBC Bank Kazakhstan CJSC	Kazakhstan Central Securities Depository (CSD)

Kenya	Stanbic Bank Kenya, Limited, Nairobi	Central Bank of Kenya
for The Standard Bank of South Africa, Limited (SBSA)

Latvia	Nordea Bank plc Riga Branch	Bank of Latvia
Latvian Central Depository

Lebanon	HSBC Bank MIddle East, Lebanon	Banque du Liban (the Central Bank of Lebanon)
Midclear

Lithuania	Nordea Bank Finland Plc	Central Securities Depository of Lithuania (CSDL)

Luxembourg	Kredietbank Luxembourg (KBL)

Malaysia	HSBC Bank Malaysia Berhad (HBMB)	BursaMalaysian Central Depository Sdn. Bhd.
Bank Negara Malaysia

Malawi	Stanbic Bank Zimbabwe Ltd

Malta	HSBC Bank Malta Plc	Malta Stock Exchange/Central Securities Depository

Mauritius	Hongkong & Shanghai Banking Corp., Ltd., Port Louis	Bank of Mauritius
Central Depository & Settlement Company Ltd.

Mexico	Banco Santander Mexicano SA (BSM)	S.D. Indeval, SA de CV
Banamex, Mexico

Morocco	Attijariwafa Bank	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek

Netherlands	Fortis Bank	Euroclear Nederland

New Zealand	National Australia Bank Ltd., Auckland	New Zealand Central Securities
Depository Limited (NZCDS)

Nigeria	Stanbic Bank Nigeria Limited	Central Securities Clearing System Limited (CSCS)

Norway	DnB NOR ASA	Verdipapirsentralen ASA (VPC)
Nordea Bank Norge ASA

Oman	HSBC Bank Middle East, Oman	Muscat Depository & Securities Registration Company, MDSRC

Pakistan	Standard Chartered Bank, Karachi	The Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	HSBC Bank Middle East, PAA	Central Depository System of the Palestine Securities Exchange, Ltd.

Panama	HSBC Bank (Panama) S.A.	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Citibank, N.A., Lima	CAVALI ICLV S.A.

Philippines	HSBC	Philippine Depository Trust Corporation (PCD)

The Registry of Scripless Securities

Poland	Bank Handlowy W Warxzawie SA (a member of Citigroup)	Central Register for Treasury Bills
	Bank Polska Kasa Opieki SA (BPKO)	National Depository for Securities

Portugal	BNP Paribas Sucursal em Portugal	Central de Valores Mobiliarios e Sistema de Liquidacao e Compensacao
Central Bank of Portugal

Qatar	HSBC Bank Middle East	Doha Securities Market

Romania	ING Bank NV, Bucharest	Bucharest Stock Exchange
National Bank of Romania
SNCDD - Societatea Nationala de Compensare, Decontare si Depozitare pentru Valori Mobiliare S.A.

Russia	Citibank, Moscow	Bank for Foreign Trade of the Russian Federation (VTB)
	ING Bank Eurasia ZAO (INGE)	Depository Clearing Company
National Depository Center

Singapore	Hongkong & Shanghai Banking	Central Depository Pte Ltd. (CDP)
	Corp., Ltd., Singapore	Monetary Authority of Singapore
Standard Chartered Bank (SCB) Singapore
Development Bank of Singapore

Slovakia	ING Bank NV, Bratislava	Centralny Depozitar Cennych Papierov a.s. (CSD)
National Bank of Slovakia

Slovenia	Bank Austria Creditanstalt dd LjubLjana	Central Klirnisko Depotna Drozba
KDD

South Africa	FirstRand Bank Limited	The Central Depository (Pty) Ltd.
	Standard Bank of South Africa (SBSA)	Share Transaction Totally Electronic
South Korea		Korean Security Depository

Spain	Banco Bilbao Vizcaya Argentaria SA (BBVA)	IBERCLEAR
BNP Paribas Securities Services, Madrid
Societe Generale Madrid
Caceis Bank Espana S.A.

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System (CDS)
Colombo

Swaziland	Standard Bank Swaziland, Limited,

Sweden	Skandinaviska Enskilda Banken, Stockholm	Swedish Central Securities Depository & Clearing Organization

Switzerland	UBS AG	SIS SegaInterSettle AG (SIS)
Credit Suisse First Boston (CSFB)

Taiwan	Standard Chartered Bank, Taipei	Taiwan Securities Central Depository Co., Ltd (TSCD)
Central Trust of China
HongKong and Shanghai Banking Corp. Ltd (HSBC) Taiwan
JPMorgan Chase Bank, Taipei Branch

Thailand	Hongkong & Shanghai Banking Corp. Ltd.,	Thailand Securities Depository
	Bangkok	Company (TSD)
Bank of Thailand

Transnational		Clearstream Euroclear
Trinidad and Tobago	Republic Bank Limited	Trinidad & Tobago Central Bank Trinidad and Tobago Central Securities Depository

Tunisia	Banque Internationale Arabe de Tunisie (BIAT)	Societe Tunisenne Interprofessionnelle de Compensatio et de Depot des Valeurs Mobileres

Turkey	Citibank, N.A., Istanbul	Central Bank of Turkey
Takasbank

Ukraine	ING Bank Ukraine	Interregional Securities Union MFS
National Bank of Ukraine

United Arab Emirates	HSBC Bank Middle East UAE	Dubai Financial Markets (DFM)

United Kingdom	HSBC Plc	Central Moneymarkets Office
	Deutsche Bank AG London	CREST

United States	BBH	The Depository Trust (DTC)
HSBC, NY

Uruguay	BankBoston, N.A. Montevideo	Banco Central (Central Bank of Uruguay)

Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de
	Banco Venezolano De Credito (BVC)	Valores (CVV)
Central Bank of Venezuela

Vietnam	Hongkong and Shanghai Banking Corporation Ltd. (HSBC), Ho Chi Minh City Branch	Ho Chi Minh City Securities Trading Center/Vietnam (STC)

Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Stock Exchange Central Shares Depository Ltd.
The Bank of Zamibia

Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare
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Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

By: /s/John Costello
Name: John Costello
Title: Asst. Treasurer

Brown Brothers Harriman & Company

By:/s/Casey Gildea
Name: Casey Gildea
Title: Vice President